UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2025

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2024, 1606 Corp., a Nevada corporation (the “Company”), issued to Gregory Lambrecht, the Company’s former Chief Executive Officer and director, an Amended and Restated Promissory Note in the principal amount of $1,220,550.

Due to additional amounts loaned by Mr. Lambrecht to the Company, on March 31, 2025, the Company issued to Mr. Lambrecht an Amended and Restated Promissory Note in the principal amount of $1,528,550 (the “Note”).

On October 21, 2025, the Company and Mr. Lambrecht entered into an Addendum to the Note. Pursuant to the Addendum, the principal of the Note is increased to $1,829,550. In addition, subject to a beneficial ownership limitation of 4.99%, all accrued and unpaid interest and principal of the Note is convertible, at the option of Mr. Lambrecht, into shares of the Company’s Common Stock at a discount of 25% of the closing bid price of the Common Stock on the date of conversion.

The foregoing summary of the Addendum does not purport to be complete statements of the terms and conditions under the Addendum, of which are qualified in their entirety by the full terms and conditions of the Addendum, which is filed hereto as Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Addendum 2 to Amended and Restated Promissory Note Issued to Gregory Lambrecht
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: October 24, 2025	By:	/s/ Austen Lambrecht
Austen Lambrecht, Chief Executive Officer

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